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                                                                   EXHIBIT 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-56010) pertaining to the Cardinal Health Profit Sharing, Retirement and Savings Plan for Employees of Puerto Rico of our report dated June 22, 2004, with respect to the financial statements and schedule of the Cardinal Health Profit Sharing, Retirement and Savings Plan for Employees of Puerto Rico included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                           /s/ Ernst & Young LLP

Columbus, Ohio
June 28, 2004

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